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                SECOND AMENDMENT TO SHAREHOLDERS AGREEMENT


     THIS SECOND AMENDMENT TO SHAREHOLDERS AGREEMENT, dated as of August 4, 1997, is by and among Good Samaritan Supply Services, Inc., a South Dakota corporation (the "Company"), The Evangelical Lutheran Good Samaritan Foundation, a Minnesota non-profit corporation (the "Foundation"), and American Medserve Corporation, a Delaware corporation ("AMC").

     WHEREAS, the Company, the Foundation and AMC have entered into a Shareholders Agreement, dated as of April 30, 1996, as amended by a First Amendment to Shareholders Agreement, dated as of May 15, 1997 (as so amended, the "Shareholders Agreement").

     WHEREAS, the Company, the Foundation and AMC wish to further amend the Shareholders Agreement as hereinafter set forth.

     NOW THEREFORE, for and in consideration of the foregoing, and other good and valuable consideration, the Company, the Foundation and AMC agree as follows:

     1. DEFINITIONS. The following terms shall have the respective meanings hereinafter set forth:

     "AMC CHANGE IN CONTROL" shall mean and include the occurrence of either of the following events:

     (i) Any Person or "group" (as such term is defined in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shall have become the Beneficial Owner, directly or indirectly, of securities of AMC, or of any entity resulting from a merger or consolidation involving AMC, representing more than 50% of the combined voting power of the then outstanding securities of AMC or such entity;

     (ii) AMC is merged, consolidated or reorganized into or with another corporation or other entity, and, as a result of such merger, consolidation or reorganization, less than a majority of the combined voting power or the then outstanding securities of such corporation or entity immediately after such transaction is Beneficially Owned in the aggregate by the Beneficial Owners of AMC Voting Stock immediately prior to such transaction; or

     (iii) Any Person or "group" (as such term is defined in Section 13(d) of the Exchange Act and the Rules and regulations promulgated thereunder) shall have acquired all or substantially all of the assets of AMC.

     "AMC ACQUIRER" shall mean and include any Person or "group" (as such term is defined in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) (i) who shall have become the Beneficial Owner, directly or indirectly, of securities of AMC, or of any entity resulting from a merger or consolidation involving AMC, representing more than 50% of the combined voting power of the then-outstanding securities of AMC or such entity, or (ii) who shall have acquired all or substantially all of the assets of AMC.

     "AMC VOTING STOCK" shall mean capital stock of AMC of any class or series entitled to vote generally in the election of directors.

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     "BENEFICIAL OWNER" and "BENEFICIALLY OWNED" shall have the respective meanings assigned to such terms in Rule 13d-3 promulgated under the Exchange
Act.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     All other capitalized terms not otherwise defined herein shall have the respective meaning ascribed to such term in the Shareholders Agreement.

     2.     AMC ACQUIRER OPTION AND FOUNDATION PUT.

     (a) At and upon the occurrence of an AMC Change in Control occurring on or before June 30, 1998, AMC and the AMC Acquirer shall have the right (the "AMC Acquirer Option"), exercisable for a period of 180 days following the occurrence of such AMC Change in Control, to purchase, and the Good Samaritan Shareholders shall have the obligation to sell, (i) all of the Common Shares then held by the Good Samaritan Shareholders (which Common Shares will represent approximately 49.9% of the issued and outstanding Common Shares on the date of Closing, as such term is hereinafter defined) and (ii) all warrants to purchase Common Shares then held by the Good Samaritan Shareholders, for an aggregate price of $6.0 million in cash.

     (b) If an AMC Change in Control has occurred and the AMC Acquirer Option has not been exercised within 180 days following the occurrence of such AMC Change in Control, the Good Samaritan Shareholders shall have the right (the "Foundation Put"), exercisable upon the 181st day following the occurrence of such AMC Change in Control and for a period of 180 days thereafter, to sell, and AMC shall have the obligation to purchase, (i) all of the Common Shares then held by the Good Samaritan Shareholders (which Common Shares will represent approximately 49.9% of the issued and outstanding Common Shares on the date of the Closing, as such term is hereinafter defined) and (ii) all warrants to purchase Common Shares then held by the Good Samaritan Shareholders, for an aggregate price of $6.0 million in cash.

     (c) The AMC Acquirer Option shall be exercisable by AMC or the AMC Acquirer, and the Foundation Put shall be exercisable by the Foundation, as the case may be, by written notice of such exercise delivered to the other party within the applicable exercise period. The closing of the AMC Acquirer Option and the Foundation Put (the "Closing") shall take place within ten
(10) days following delivery of such written notice at the principal office of the party who delivered such notice, unless the parties mutually agree on a different place or time. At the Closing, (i), subject to AMC's compliance with its obligations set forth in Section 2(d) below, the Foundation shall deliver to AMC or the AMC Acquirer the certificate or certificates representing the Common Shares and warrants purchased thereby, properly endorsed for transfer and with documentary stamps affixed (the cost of which, if any, shall be borne by the purchaser), free and clear of all security interests, liens and restrictions, and (ii) AMC or the AMC Acquirer shall deliver to the Foundation cash in the amount of $6.0 million, payable by certified check or wire transfer to such account as is designated in writing by the Foundation.

     (d) The parties acknowledge that the Common Shares, warrants and Class A Preferred (as such term is hereinafter defined) owned by the Foundation have been pledged to LaSalle National Bank pursuant to a Pledge Agreement, dated as of June 21, 1996 (the "Pledge Agreement"). On or before the Closing upon exercise of the Foundation Put or AMC Acquirer Option, AMC shall take action which may be necessary (i) to cause such Common Shares, warrants and Class A Preferred to be released from



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the lien of such Pledge Agreement and (ii) to cause the Pledge Agreement to be terminated with respect to the Foundation effective as of the Closing.

     3. REDEMPTION OF CLASS A PREFERRED. At and upon the Closing, the Company shall redeem all of the shares of the Company's Class A Preferred Shares, par value $0.01 per share ("Class A Preferred"), then held by the Good Samaritan Shareholders at the then-applicable redemption price of such Class A Preferred. The Good Samaritan Shareholders hereby waive all notice otherwise required with respect to such redemption and AMC hereby waives its right to have its shares of Class A Preferred redeemed as part of such redemption.

     4. TERMINATION OF SECTION 5.1 OF SHAREHOLDERS AGREEMENT. The Company, the Foundation and AMC agree and acknowledge that, at and upon the occurrence of an AMC Change in Control occurring on or before June 30, 1998, the provisions of Section 5.1 of the Shareholders Agreement granting each Good Samaritan Shareholder the right to exchange its Common Shares for AMC Shares shall terminate and be of no further force or effect.

     5. TERMINATION OF SHAREHOLDERS AGREEMENT. At and upon the Closing, the Shareholders Agreement shall terminate and be of no further force or effect.

     6. SHAREHOLDERS AGREEMENT OTHERWISE TO REMAIN IN FULL FORCE AND EFFECT. Except and to the extent as hereinabove amended, the terms of the Shareholders Agreement shall remain in full force and effect. Without limiting the generality of the foregoing, the provisions of Section 9 of the Shareholders Agreement are hereby incorporated herein by reference thereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Shareholders Agreement as of the day and year first written above.

                                        AMERICAN MEDSERVE CORPORATION


                                        By: /s/  Timothy L. Burfield
                                            ------------------------
                                               Name: Timothy L. Burfield
                                               Title: CHIEF EXECUTIVE OFFICER


                                        THE EVANGELICAL LUTHERAN GOOD
                                        SAMARITAN FOUNDATION


                                        By: /s/  Charles L. Balcer
                                            ----------------------
                                               Name: Charles L. Balcer
                                               Title: CHAIRPERSON


                                        GOOD SAMARITAN SUPPLY SERVICES, INC.


                                        By: /s/  Curtis L. Hage
                                            -------------------
                                               Name: Curtis L. Hage
                                               Title: CHAIRPERSON



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